UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 15, 2014

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Appointment of Certain Officers

(2)           Appointment of Additional Executive Officers.  On December 15, 2014, Anchor Bank (“Bank”), the financial institution subsidiary of Anchor Bancorp, determined to separate the oversight of the Bank’s credit and lending functions.  As a result, the Bank has created the position of Chief Credit Administrator which will be filled by the Bank’s current Chief Lending Officer, Gregory H. Schultz, who also will remain an Executive Vice President of the Bank.  Mr. Schultz has served as Chief Lending Officer since May 2008 and also has been responsible for commercial, consumer and real estate lending.  In connection with Mr. Schultz undertaking the role of Chief Credit Administrator, the Bank is promoting Gary P. Koch, from Senior Vice President – Senior Commercial Lender to Executive Vice President and Chief Lending Officer of the Bank.  Mr. Koch has served as Senior Vice President – Senior Commercial Lender since October 2014, and prior to that he served as Business Banking Officer of the Bank since joining the Bank in April 2014.  Prior to his employment with the Bank, Mr. Koch previously served for four years as Commercial Banking Officer of Fife Commercial Bank, Fife, Washington, and prior to that he was employed by KeyBank, N.A., Tacoma, Washington since 2002, and had served in various capacities with his last position being that of Senior Vice President – Business Banking, which he had held for over three years.  Messrs. Schultz’s and Koch’s promotions are effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

DATE: December 17, 2014	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer